EXHIBIT 99.1

Community Capital Corporation Reports Earnings and Announces Quarterly Cash Dividend

GREENWOOD, S.C., April 16, 2008 (PRIME NEWSWIRE) -- Community Capital Corporation (Nasdaq:CPBK) reports operating results for the three months ending March 31, 2008. Net income for the three months ended March 31, 2008 decreased 52% to $781,000, or $0.18 per diluted share from $1.6 million, or $0.37 per diluted share for the same period in 2007. The company recorded provision for loan losses of $2.0 million during the first quarter of 2008 compared to $200,000 during the first quarter of 2007. Non-performing assets increased $15.2 million to $17.7 million at March 31, 2008 from $2.4 million at December 31, 2007, primarily as a result of deterioration in three lending relationships totaling $13.1 million. The addition of these loans to nonaccrual status reversed approximately $222,000 in interest accruals.

William G. Stevens, President and CEO, stated, "While we are disappointed in the level of write-downs, nonperforming loans and the resulting impact on short term earnings, we are confident that we have the necessary processes in place to identify and manage problem loans. Our management team has been and will continue to be aggressive in working through these issues. However, the small number of loans involved is evidence that the issues are not systemic. Furthermore, we continue to manage our net interest margin within a tight range provided the very difficult interest rate environment that we have been in recently. Because of the strength of our underlying fundamentals, including our designation of being "well capitalized" as defined by regulatory agencies, we are not anticipating any negative impact to the level of our cash dividend and the resulting strong yield. As a result, the Board of Directors voted to maintain the quarterly cash dividend of $0.15 per share."

The cash dividend of $0.15 per share is payable by June 6, 2008 to shareholders of record as of May 23, 2008. Community Capital Corporation has a dividend reinvestment and additional stock purchase plan. Information on the plan may be obtained from Registrar and Transfer Company, the plan administrator, at 800-368-5948.

Return on average assets for the first quarter was 0.39% for 2008 compared to 0.91% for 2007. Return on average equity was 4.81% compared to 11.01% in 2007. Total assets increased 9% to $811 million at March 31, 2008 from $741 million as of March 31, 2007. Total loans increased $70 million or 12% to $665 million at March 31, 2008, compared to $595 million at March 31, 2007. Total deposits increased $29 million or 6% to $521 million at March 31, 2008 from $492 million at March 31, 2007.

Community Capital Corporation is the parent company of CapitalBank, which operates 18 community oriented branches throughout upstate South Carolina that offer a full array of banking services, including a diverse wealth management group. Additional information on CapitalBank's locations and the products and services offered are available at www.capitalbanksc.com.

Certain matters set forth in this news release may contain forward-looking statements that are provided to assist in the understanding of anticipated future financial performance. However, such performance involves risks and uncertainties that may cause actual results to differ materially from those in such statements. For a discussion of certain factors that may cause such forward-looking statements to differ materially from the Company's actual results, see the Company's Annual Report on Form 10-K for the year ended December 31, 2007.

 Financial Highlights                Three       Three       Three
  (Dollars in thousands, except per  Months      Months      Months
  share data)                        Ended       Ended       Ended
                                    March 31   December 31  March 31
                                      2008        2007        2007
 Earnings Summary                  (Unaudited) (Unaudited) (Unaudited)

 Interest income                   $   11,862  $   12,746  $   11,475
 Interest expense                       5,659       6,422       5,927
                                   ----------  ----------  ----------
 Net interest income                    6,203       6,324       5,548
 Provision for loan losses              2,000         400         200
 Non-interest income                    1,858       1,867       1,608
 Non-interest expense                   5,076       4,999       4,652
                                   ----------  ----------  ----------
 Income before taxes                      985       2,792       2,304
 Income tax expense                       204         958         674
                                   ----------  ----------  ----------
 Net income                        $      781  $    1,834  $    1,630
                                   ----------  ----------  ----------

 Per Shares Ratios (1):
 Basic earnings per share          $     0.18  $     0.42  $     0.37
 Diluted earnings per share        $     0.18  $     0.41  $     0.37
 Dividends declared per share      $     0.15  $     0.15  $     0.13
 Book value per share              $    14.66  $    14.72  $    13.72

 Common Share Data (1):
 Outstanding at period end          4,468,235   4,404,100   4,415,201
 Weighted average outstanding       4,415,206   4,383,785   4,343,176
 Diluted weighted average
  outstanding                       4,454,478   4,422,575   4,408,384

 (1) Per share and shares amounts reflect 15% stock dividend issued during the fourth quarter of 2007

 Balance Sheet Highlights

 Average Balances:
 Total assets                      $  801,687  $  782,735  $  724,012
 Earning assets                       736,327     719,104     660,546
 Loans                                656,782     637,756     582,748
 Deposits                             531,646     520,903     488,672
 Interest bearing deposits            469,977     455,644     425,242
 Noninterest bearing deposits          61,669      65,259      63,430
 Other borrowings                     185,942     179,720     158,927
 Junior subordinated debentures        10,310      10,310      10,310
 Shareholders' equity                  65,223      64,008      60,054

 Performance Ratios:
 Return on average assets                0.39%       0.93%       0.91%
 Return on average shareholders'
  equity                                 4.81%      11.37%      11.01%
 Net interest margin (fully tax
  equivalent at 38%)                     3.46%       3.56%       3.49%
 Efficiency ratio                       62.67%      60.02%      63.58%

 Asset Quality:
 Nonperforming loans               $   17,653  $    2,424  $    1,840
 Other real estate                        153         173         107
  Total nonperforming assets           17,806       2,597       1,947
 Net charge-offs/write-downs            1,276         240          38
 Net charge-offs/write-downs to
  average loans                          0.19%       0.04%       0.01%
 Allowance for loan losses to
  nonperforming loans                   42.40%     278.84%     345.76%

 Nonperforming loans to total
  loans                                  2.65%       0.38%       0.31%
 Nonperforming assets to total
  assets                                 2.20%       0.32%       0.26%
 Allowance for loan losses to
  period end loans                       1.13%       1.05%       1.07%

 Other Selected Ratios:
 Average equity to average assets        8.14%       8.18%       8.29%
 Average loans to average deposits     123.54%     122.43%     119.25%
 Average loans to average earning
  assets                                89.20%      88.69%      88.22%

 Balance Sheet Data
 (Dollars in thousands, except
  per share data)             Period Ended  Period Ended  Period Ended
                                March 31    December 31     March 31
                                  2008          2007          2007
                               (Unaudited)                (Unaudited)
 Assets:
 Cash and cash equivalents:
  Cash and due from banks       $  20,710    $  29,142    $  23,954
   Interest bearing deposit
    accounts                          196          267          282
                                ---------    ---------    ---------
    Total cash and cash
     equivalents                   20,906       29,409       24,236
 Investment securities:
  Securities held-for-sale         70,018       71,542       68,145
  Securities held-to-maturity         270          270          325
  Nonmarketable equity
   securities                       9,660        9,503        9,056
                                ---------    ---------    ---------
    Total investment securities    79,948       81,315       77,526
 Loans held for sale                1,351          631        1,961
 Loans receivable                 664,903      645,154      594,786
 Allowance for loan losses         (7,484)      (6,759)      (6,362)
 Premises and equipment, net       17,298       16,729       15,374
 Intangible assets                  9,842        9,956       10,307
 Other assets                      23,913       24,163       22,898
                                ---------    ---------    ---------
    Total assets                $ 810,677    $ 800,598    $ 740,726
                                ---------    ---------    ---------

 Liabilities and shareholders'
  equity:
 Deposits:
  Noninterest bearing           $  65,506    $  62,175    $  68,076
  Interest bearing                455,007      457,897      423,883
                                ---------    ---------    ---------
    Total deposits                520,513      520,072      491,959
 Federal funds purchased           56,251       47,705       25,536
 Securities sold under
  agreements to repurchase         15,444       14,561       20,645
 FHLB advances                    135,500      135,525      125,600
 Junior subordinated debentures    10,310       10,310       10,310
 Other liabilities                  7,151        7,578        6,106
                                ---------    ---------    ---------
    Total liabilities           $ 745,169    $ 735,751    $ 680,156

 Shareholders' equity:

 Common stock: $1 par value; 10
  million shares authorized         5,668        5,604        4,869

 Nonvested restricted stock          (763)        (443)        (862)
 Capital surplus                   62,425       61,600       48,432
 Accumulated other comprehensive
  income (expense)                    995          485         (190)
 Retained earnings                 14,598       15,016       25,443
 Treasury stock, at cost          (17,415)     (17,415)     (17,122)
                                ---------    ---------    ---------
    Total shareholders' equity     65,508       64,847       60,570
                                ---------    ---------    ---------
    Total liabilities and
     shareholders' equity       $ 810,677    $ 800,598    $ 740,726
                                ---------    ---------    ---------

 Income Statement Data
 (Dollars in thousands, except
  per share data)                Three Months Three Months Three Months
                                    Ended        Ended        Ended
                                   March 31   December 31    March 31
                                     2008         2007         2007
                                  (Unaudited)  (Unaudited)  (Unaudited)
 Interest income:
  Interest and fees on loans      $   10,873   $   11,721   $   10,592
  Interest on investment
   securities                            987        1,021          872
  Interest on federal funds sold
   and interest-bearing deposits           2            4           11
                                  ----------   ----------   ----------

    Total interest income             11,862       12,746       11,475

 Interest expense:
  Interest on deposits                 3,553        4,151        3,846
  Interest on borrowings               2,106        2,271        2,081
                                  ----------   ----------   ----------
    Total interest expense             5,659        6,422        5,927

 Net interest income                   6,203        6,324        5,548
 Provision for loan losses             2,000          400          200
                                  ----------   ----------   ----------
 Net interest income after
  provision                            4,203        5,924        5,348
 Non-interest income:
  Service charges on deposit
   accounts                              586          629          583
  Gain on sale of loans held for
   sale                                  274          285          258
  Commissions from sales of
   mutual funds                           46           80           57
  Income from fiduciary
   activities                            469          448          381
  Gain on sale of securities
   held-for-sale                          97            1           --
  Gain on sale of premises and
   equipment                              --           --           15
  Other operating income                 386          424          314
                                  ----------   ----------   ----------
    Total non-interest income          1,858        1,867        1,608
 Non-interest expense:
  Salaries and employee benefits       2,915        2,778        2,744
  Net occupancy expense                  329          330          282
  Amortization of intangible
   assets                                115          117          119
  Furniture and equipment expense        235          230          209
  Loss on sale of securities
   held-for-sale                          --           --           53
  Other operating expenses             1,482        1,544        1,245
                                  ----------   ----------   ----------
    Total non-interest expense         5,076        4,999        4,652
 Income before taxes                     985        2,792        2,304
 Income tax expense                      204          958          674
                                  ----------   ----------   ----------
 Net income                       $      781   $    1,834   $    1,630
                                  ----------   ----------   ----------

                March 31, 2008    December 31, 2007   March 31, 2007
               Balance  Percent   Balance  Percent   Balance  Percent
 Loans:
 Commercial
  and
  agricultural $ 44,017    6.62%  $ 44,467    6.89%  $ 44,750    7.52%
 Real Estate -
  construction  168,167   25.29%   167,180   25.91%   168,800   28.38%
 Real Estate -
  mortgage and  384,870   57.88%   364,668   56.53%   300,54    50.53%
  commercial
 Home equity     42,486    6.39%    42,628    6.61%    40,952    6.89%
 Consumer -
  Installment    23,925    3.60%    24,706    3.83%    38,180    6.42%
 Other            1,438    0.22%     1,505    0.23%     1,555    0.26%
               -------- --------  -------- --------  -------- --------
  Total        $664,903  100.00%  $645,154  100.00%  $594,786  100.00%
               -------- --------  -------- --------  -------- --------

                March 31, 2008    December 31, 2007   March 31, 2007
               Balance  Percent   Balance  Percent   Balance  Percent
 Deposits:
 Noninterest
  bearing
  demand       $ 65,506   12.58%  $ 62,175   11.96%  $ 68,076   13.84%
 Interest
  bearing
  demand         64,070   12.31%    64,175   12.34%    68,897   14.00%
 Money market
  and savings   209,761   40.30%   215,486   41.43%   175,509   35.68%
 Certificates
  of deposit    181,176   34.81%   178,236   34.27%   179,477   36.48%
               -------- --------  -------- --------  -------- --------
  Total        $520,513  100.00%  $520,072  100.00%  $491,959  100.00%
               -------- --------  -------- --------  -------- --------

 Wealth Management Group
 Fiduciary and Related Services:
 (Dollars in thousands, except
  number of accounts)                March 31,  December 31,  March 31,
                                       2008         2007        2007
 Market value of accounts           $  463,204  $  475,818   $  378,302
 Market value of discretionary
  accounts                          $  193,061  $  201,111   $  165,141
 Market value of non-discretionary
  accounts                          $  270,143  $  274,707   $  213,161
 Total number of accounts                1,247       1,183        1,056

 Yield/Rate Analysis YTD                        Three Months Ended
                                                  March 31, 2008
                                             -------------------------
                                              Average           Yield/
 (Dollars in thousands)                       Balance  Interest  Rate
                                             -------------------------
 ASSETS
 Loans(1)(3)                                 $656,782  $ 10,885  6.67%
 Securities, taxable(2)                        40,424       524  5.21%
 Securities, nontaxable(2)(3)                  29,313       432  5.93%
 Nonmarketable Equity Securities                9,513       142  6.00%
 Fed funds sold and other (incl. FHLB)            295         2  2.73%
                                             --------  --------
  Total earning assets                        736,327  $ 11,985  6.55%
 Non-earning assets                            65,360
                                             --------
  Total assets                               $801,687
                                             ========

 LIABILITIES AND STOCKHOLDERS' EQUITY
 Transaction accounts                        $239,738  $  1,174  1.97%
 Regular savings accounts                      35,832       236  2.65%
 Certificates of deposit                      194,407     2,140  4.43%
 Other short term borrowings                   50,434       431  3.44%
 FHLB Advances                                135,509     1,497  4.44%

 Junior subordinate debentures                 10,310       181  7.06%
                                             --------  --------
  Total interest-bearing liabilities          666,230  $  5,659  3.42%
 Non-interest bearing liabilities              70,234
 Stockholders' equity                          65,223
                                             --------
  Total liabilities & equity                 $801,687
                                             ========

 Net interest income/
  interest rate spread                                 $  6,326  3.13%
                                                       ========  =====

 Net yield on earning assets                                     3.46%
                                                                 =====

 Yield/Rate Analysis                            Three Months Ended
                                                 December 31, 2007
                                             -------------------------
                                             Average            Yield/
(Dollars in thousands)                       Balance  Interest   Rate
                                             -------------------------

 ASSETS

 Loans(1)(3)                                 $637,756  $ 11,735  7.30%
 Securities, taxable(2)                        42,401       558  5.22%
 Securities, nontaxable(2)(3)                  29,448       447  6.02%
 Nonmarketable Equity Securities                9,194       138  5.95%
 Fed funds sold and other (incl. FHLB)            305         4  5.20%
                                             ------------------
  Total earning assets                       $719,104  $ 12,882  7.11%
 Non-earning assets                            63,631
                                             --------
  Total assets                               $782,735
                                             ========

 LIABILITIES AND STOCKHOLDERS' EQUITY

 Transaction accounts                        $233,120  $  1,612  2.74%
 Regular savings accounts                      36,760       261  2.82%
 Certificates of deposit                      185,764     2,277  4.86%
 Other short term borrowings                   51,067       602  4.68%
 FHLB Advances                                128,653     1,486  4.58%
 Junior subordinate debt                       10,310       184  7.08%
                                             ------------------
  Total interest-bearing liabilities          645,674  $  6,422  3.95%
 Non-interest bearing liabilities              73,053
 Stockholders' equity                          64,008
                                             --------
  Total liabilities & equity                 $782,735
                                             ========

 Net interest income/interest rate spread              $  6,460  3.16%
                                                       ===============

 Net yield on earning assets                                     3.56%
                                                                 =====

 Yield/Rate Analysis YTD                        Three Months Ended
                                                  March 31, 2007
                                             -------------------------
                                             Average            Yield/
 (Dollars in thousands)                      Balance   Interest  Rate
                                             -------------------------
 ASSETS
 Loans(1)(3)                                 $582,748  $ 10,604  7.38%
 Securities, taxable(2)                        41,931       449  4.34%
 Securities, nontaxable(2)(3)                  26,555       418  6.38%
 Nonmarketable Equity Securities                8,467       123  5.89%

 Fed funds sold and other (incl. FHLB)            845        11  5.28%
                                             --------  --------
  Total earning assets                        660,546  $ 11,605  7.13%
 Cash and due from banks                       22,116
 Allowance for loan losses                     (6,195)
 Premises & equipment                          15,413
 Other assets                                  32,132
                                             --------
  Total assets                               $724,012
                                             ========

 LIABILITIES AND STOCKHOLDERS' EQUITY
 Transaction accounts                        $195,678  $  1,369  2.84%
 Regular savings accounts                      39,204       245  2.53%
 Certificates of deposit                      190,360     2,231  4.75%
 Other short term borrowings                   44,652       576  5.23%
 FHLB Advances                                114,275     1,325  4.70%
 Junior subordinate debentures                 10,310       181  7.12%
                                             --------  --------
  Total interest-bearing liabilities          594,479  $  5,927  4.04%
 Non-interest deposits                         63,430
  Other liabilities                             6,049
 Stockholders' equity                          60,054
                                             --------
  Total liabilities & equity                 $724,012
                                             ========

 Net interest income/interest rate spread              $  5,678  3.08%
                                                       ===============

 Net yield on earning assets                                     3.49%
                                                                 =====

 (1) The effect of loans in nonaccrual status and fees collected is not significant to the computations.
 (2) Average investment securities exclude the valuation allowance on securities available-for-sale.
 (3) Fully tax-equivalent basis at 38% tax rate for nontaxable securities and loans.

CONTACT:  Community Capital Corporation
          R. Wesley Brewer, Executive Vice President/CFO
            864-941-8290
            wbrewer@capitalbanksc.com
          Lee Lee M. Lee, Controller/VP of Investor Relations
            864-941-8242
            llee@capitalbanksc.com
          www.comcapcorp.com